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Exhibit (a)(1)(E)

OFFER TO PURCHASE FOR CASH
ALL OUTSTANDING SHARES OF COMMON STOCK
OF
IDM PHARMA, INC.
BY
JADE SUBSIDIARY CORPORATION
A WHOLLY OWNED SUBSIDIARY OF
TAKEDA AMERICA HOLDINGS, INC.
A WHOLLY OWNED SUBSIDIARY OF
TAKEDA PHARMACEUTICAL COMPANY LIMITED
AT
$2.64 PER SHARE NET TO THE SELLER IN CASH

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, AT THE END OF MONDAY, JUNE 22, 2009, UNLESS THE OFFER IS EXTENDED.

To Our Clients:

        Enclosed for your consideration is an Offer to Purchase, dated May 26, 2009 (the "Offer to Purchase"), and the related Letter of Transmittal relating to an offer by Jade Subsidiary Corporation ("Offeror"), a Delaware corporation and wholly owned subsidiary of Takeda America Holdings, Inc. ("Takeda America"), which is a New York corporation and wholly owned subsidiary of Takeda Pharmaceutical Company Limited, a corporation organized under the laws of Japan, to purchase all of the outstanding shares of common stock, par value $0.01 per share (the "Shares"), of IDM Pharma, Inc. ("IDM"), a Delaware corporation, at a price of $2.64 per Share, net to the seller in cash (the "Offer Price"), upon the terms and subject to the conditions set forth in the Offer to Purchase and in the related Letter of Transmittal (together with the Offer to Purchase, the "Offer"), enclosed herewith. All references to the Offer to Purchase, the Letter of Transmittal and the Offer include any amendments or supplements to the Offer to Purchase and the Letter of Transmittal, respectively. The Offer Price will be subject to any required withholding of taxes, and no interest will be paid thereon.

        We are the holder of record of Shares held by us for your account. A tender of these Shares can be made only by us as the holder of record and pursuant to your instructions. The Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender Shares held by us for your account.

        We request instructions as to whether you wish to have us tender on your behalf any or all of such Shares held by us for your account, pursuant to the terms and subject to the conditions set forth in the Offer to Purchase.

        Your attention is directed to the following:

        1.     The Offer Price is $2.64 per Share, net to you in cash, without interest and subject to any required withholding of taxes.

        2.     The Offer is made for all outstanding Shares.

        3.     The Offer is being made pursuant to an Agreement and Plan of Merger, dated as of May 18, 2009, among Takeda America, Offeror and IDM (as it may be amended or supplemented from time to time, the "Merger Agreement"). The Merger Agreement provides, among other things, for the making of the Offer by Offeror, and further provides that, following the completion of the Offer, upon the terms and subject to the conditions of the Merger Agreement, and in accordance with the General Corporation Law of the State of Delaware, Offeror will be merged with and into IDM (the "Merger"). Following the effective time of the Merger, IDM will continue as the surviving corporation and become a wholly owned subsidiary of Takeda America, and the separate corporate existence of Offeror will cease.

        4.     The board of directors of IDM has (1) determined that the Merger, the Offer and the Merger Agreement are fair to and in the best interests of IDM and its stockholders, (2) approved the Merger, the Offer and the Merger Agreement and declared their advisability in accordance with the provisions of the DGCL, (3) directed that the Merger Agreement be submitted to the stockholders of IDM for their adoption and resolved to recommend that the stockholders of IDM vote in favor of the adoption of the Merger Agreement, to the extent required by law, (4) to the extent necessary, adopted resolutions having the effect of causing IDM not to be subject to any takeover law or similar law that might otherwise apply to the Merger Agreement, the stockholders' agreement between Takeda America, each of IDM's directors and executive officers and certain other stockholders of IDM (the "Stockholders' Agreement"), the Merger, the Offer or any other transactions contemplated by the Merger Agreement or the Stockholders' Agreement, and (5) recommended that the holders of IDM common stock tender their Shares into and accept the Offer.

        5.     The Offer and withdrawal rights will expire at 12:00 midnight, New York City time, at the end of Monday, June 22, 2009, unless the Offer is extended.

        6.     You will not be obligated to pay brokerage fees or commissions or, except as set forth in Instruction 6 of the Letter of Transmittal, stock transfer taxes on the tendering of Shares pursuant to the Offer.

        7.     The Offer is conditioned upon, among other things, there being validly tendered and not properly withdrawn prior to the expiration of the Offer a number of Shares that represents at least a majority of the outstanding Shares on a fully diluted. The Offer also is subject to other conditions set forth in the Offer to Purchase. See Section 14—"Conditions of the Offer" of the Offer to Purchase.

        Holders of Shares whose certificates of Shares ("Shares Certificates") are not immediately available or who cannot deliver their Share Certificates and all other required documents to American Stock Transfer & Trust Company, as the Depositary, on or prior to the expiration date of the Offer, or who cannot complete the procedure for delivery by book-entry transfer on a timely basis, may be able to tender their Shares according to the guaranteed delivery procedures set forth in Section 3—"Procedures for Accepting the Offer and Tendering Shares" of the Offer to Purchase.

        The Offer is being made solely by the Offer to Purchase and the related Letter of Transmittal and is being made to all holders of Shares. Takeda America and Offeror are not aware of any jurisdiction where the making of the Offer is prohibited by any administrative or judicial action pursuant to any valid statute of any jurisdiction. If Takeda America and Offeror become aware of any valid statute of any jurisdiction prohibiting the making of the Offer or the acceptance of the Shares, Takeda America and Offeror will make a good faith effort to comply with that statute of the jurisdiction. If, after a good faith effort, Takeda America and Offeror cannot comply with such statute, Takeda America and Offeror will not make the Offer to, nor accept for payment Shares tendered by or on behalf of, IDM's stockholders in that jurisdiction.

        If you wish to have us tender any or all of the Shares held by us for your account, please instruct us by completing, executing and returning to us the instruction form contained in this letter. If you authorize a tender of your Shares, all such Shares will be tendered unless otherwise specified in such instruction form. Your instructions should be forwarded to us in ample time to permit us to submit a tender on your behalf on or prior to the expiration of the Offer.

INSTRUCTIONS WITH RESPECT TO THE
OFFER TO PURCHASE FOR CASH
ALL OUTSTANDING SHARES OF COMMON STOCK
OF
IDM PHARMA, INC.
BY
JADE SUBSIDIARY CORPORATION
A WHOLLY OWNED SUBSIDIARY OF
TAKEDA AMERICA HOLDINGS, INC.
A WHOLLY OWNED SUBSIDIARY OF
TAKEDA PHARMACEUTICAL COMPANY LIMITED
AT
$2.64 PER SHARE NET TO THE SELLER IN CASH

        The undersigned acknowledge(s) receipt of your letter enclosing the Offer to Purchase, dated May 26, 2009 (the "Offer to Purchase"), and the related Letter of Transmittal, pursuant to an offer by Jade Subsidiary Corporation, a Delaware corporation and wholly owned subsidiary of Takeda America Holdings, Inc. ("Takeda America"), which is a New York corporation and wholly owned subsidiary of Takeda Pharmaceutical Company Limited, a corporation organized under the laws of Japan, to purchase all of the outstanding shares of common stock, par value $0.01 per share (the "Shares"), of IDM Pharma, Inc., at a price of $2.64 per Share, net to the seller in cash, upon the terms and subject to the conditions set forth in the Offer to Purchase and in the related Letter of Transmittal. The Offer Price will be subject to any required withholding of taxes, and no interest will be paid thereon.

        This will instruct you to tender the number of Shares indicated below (or, if no number is indicated below, all Shares) which are held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer to Purchase and in the related Letter of Transmittal furnished to the undersigned.

Number of Shares to Be Tendered*	Shares

Account Number:

Tax Identification or Social Security Number(s):

Signature(s):

Please Print Name:

Address:

Area Code and Telephone:

Dated:	, 2009
*
Unless otherwise indicated, it will be assumed that all of your Shares held by us for your account are to be tendered.

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  Exhibit (a)(1)(E)
OFFER TO PURCHASE FOR CASH ALL OUTSTANDING SHARES OF COMMON STOCK OF IDM PHARMA, INC. BY JADE SUBSIDIARY CORPORATION A WHOLLY OWNED SUBSIDIARY OF TAKEDA AMERICA HOLDINGS, INC. A WHOLLY OWNED SUBSIDIARY OF TAKEDA PHARMACEUTICAL COMPANY LIMITED AT $2.64 PER SHARE NET TO THE SELLER IN CASH